EXHIBIT 99.1

Unity Bancorp Reports 33% Increase in Second Quarter Earnings

CLINTON, N.J., July 16 /PRNewswire-FirstCall/ — Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, reported net income of $1.2 million, or $0.22 per diluted share, for the quarter ended June 30, 2003, a 32.6% increase compared to $.9 million, or $0.16 per diluted share, in the prior year’s comparable quarter.  Return on average assets and average common equity for the second quarter of 2003, were 1.11% and 17.14%, respectively.

For the six months ended June 30, 2003, net income was $2.4 million, or $.42 per diluted share, a 36.2% increase from the $1.7 million, or $0.30 per diluted share for the same period a year ago.  Return on average assets and average common equity for the six-month period ended June 30, 2003, were 1.10% and 17.19%, respectively.

“While we continue to improve on our revenue growth and bottom line earnings, we now intend to commence our branch expansion plan” said Unity Bancorp’s President and Chief Executive Officer, Anthony J. Feraro.  “We have to plan for the future, which requires us to not only attend to the financial needs of our existing customers, but to focus on attracting new customers both through branch expansion and aggressive market campaigns.”

Net interest income was $4.5 million for the second quarter of 2003, compared to $3.9 million in the comparable quarter a year ago. Net interest margin was 4.39% for the second quarter compared to 4.14% a year ago. The Company’s net interest margin improved from a year ago primarily due to the lower cost of funds.

The provision for loan losses for the second quarter of 2003 was $400 thousand compared to $975 thousand for the same period last year. The decrease in the provision from a year ago was due to the reduction in net charge-offs and the lower level of non-performing loans, somewhat mitigated by loan growth. Net loan charge-offs for the second quarter of 2003 were $133 thousand compared to $592 thousand a year ago.

Total non-interest income for the second quarter of 2003 was $2.0 million, a 15.8% decrease compared to the same period last year. The decrease is due to the lower level of SBA loan sales and security transactions compared to a year ago.  Gains on sales of SBA loans amounted to $0.7 million for the quarter, compared to $1.1 million from the same period last year.  Service charges on deposits increased 42.9% over the prior year as a result of increased fees and a larger deposit base. Service and loan fees increased 31.9% from the prior year quarter due to increased levels of serviced SBA loans.  Net security gains for the quarter were $45 thousand, compared to $228 thousand a year ago.  Security gains for the current quarter were net of a $300 thousand valuation reserve established on an asset-backed investment security.

Total non-interest expenses for the second quarter of 2003

were $4.2 million, an increase of 7.7% from the prior year’s comparable quarter. The increase from the prior year’s quarter was primarily due to increased loan collection expenses in an effort to reduce non-performing assets. In addition, the Company has increased its advertising costs in an effort to continue to expand market share.

Total assets at June 30, 2003 were $449 million, a 9.4% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio.  Total loans at June 30, 2003 were $325 million, a 9.9% increase from a year ago.  The growth in the loan portfolio occurred primarily in commercial loans, which totaled $182 million at June 30, 2003, an increase of 22.6% from a year ago.  SBA loans held for investment were $51 million at June 30, 2003, a 26.7% increase from a year ago.  SBA loans held for sale were $12.2 million at June 30, 2003, a 15.1% increase from the prior year.  Due to continued significant prepayments, residential mortgage loans declined 33.0% from the prior year’s quarter and totaled $47 million at June 30, 2003. At June 30, 2003, consumer loans increased 23.8% from the prior year primarily due to the growth in the Company’s home equity loan portfolio.

Total deposits at June 30, 2003 were $397 million, an 8.1% increase from the prior year.  This increase was primarily the result of growth in “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $90.6 million at June 30, 2003, up 30.8% from a year ago.

“We intend to open our new branch in Bridgewater, New Jersey in the third quarter,” said Mr. Feraro. “We are also in the process of building drive-up facilities at our Union, New Jersey branch to make banking more convenient for our customers.”

At June 30, 2003, the allowance for loan losses was 1.43% of total loans, compared to 1.20% a year ago.  Non-performing assets at June 30, 2003 were $3.5 million, compared to $4.1 million a year ago.  Included in non-performing assets at June 30, 2003, are approximately $1.4 million of loans that are guaranteed by the Small Business Administration.

Total shareholders’ equity was $29.2 million at June 30, 2003, a 4.0% increase from the prior year.  The increase in equity over the prior year was due to retained profits and the exercise of common stock warrants, somewhat offset by the buyback of common stock.

As of June 30, 2003, Unity Bank’s tier 1 leverage ratio was 6.88%, tier 1 risk-based capital ratio was 8.72%, and total risk-based capital ratio was 11.72%.  The Company’s tier 1 leverage ratio was 8.61%, tier 1 risk-based capital ratio was 10.88%, and total risk-based capital ratio was 12.13%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of June 30, 2003.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $449 million in assets and $397 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its’ 12 retail service centers located in Hunterdon, Middlesex,

Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	6/30/2003	3/31/2003	6/30/2002
BALANCE SHEET DATA:
Assets	448,770	445,270	410,336
Deposits	397,098	394,025	367,312
Loans	325,221	318,612	296,266
Securities	79,784	79,919	66,789
Shareholders’ equity	29,238	27,824	28,111
Allowance for loan losses	4,649	4,382	3,563
FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	1,918	1,853	1,430
Federal and state income tax provision	703	701	514
Net income	1,215	1,152	916
Preferred stock dividends	0	0	7
Net income available to common shareholders	1,215	1,152	909
Per share-basic	0.23	0.21	0.17
Per share-diluted	0.22	0.20	0.16
Return on average assets	1.11	1.09	0.91
Return on average common equity	17.14	17.23	13.90
Efficiency ratio	64.81	64.62	64.18
FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	3,771	—	2,699
Federal and state income tax provision	1,404	—	961
Net income	2,367	—	1,738
Preferred stock dividends	0	—	15
Net income available to common shareholders	2,367	—	1,723
Per share-basic	0.44	—	0.32
Per share-diluted	0.42	—	0.30
Return on average assets	1.10	—	0.89
Return on average common equity	17.19	—	13.56
Efficiency ratio	64.72	—	65.11
SHARE INFORMATION:
Closing price per share	10.20	7.99	6.25
Book value per share	5.42	5.16	4.93
Average diluted shares outstanding (QTD)	5,610	5,671	5,834
CAPITAL RATIOS:
Total equity to total assets	6.52	6.25	6.85
Tier I capital to average assets (leverage)	8.61	8.59	6.91
Tier I capital to risk-adjusted assets	10.88	11.03	9.53
Total risk-based capital	12.13	12.28	10.70
CREDIT QUALITY AND RATIOS:
Nonperforming assets	3,547	3,803	4,102
Net charge offs to average loans (QTD)	0.17	0.21	0.80
Allowance for loan losses to total loans	1.43	1.38	1.20
Nonperforming assets to total loans and OREO	1.09	1.19	1.38

Unity Bancorp

Consolidated Balance Sheets

(In thousands)

	6/30/2003	3/31/2003	6/30/2002
ASSETS
Cash and due from banks	14,907	12,188	14,409
Federal funds sold	19,000	25,000	24,000
Securities:
Available for sale	58,731	55,813	42,941
Held to maturity	21,053	24,106	23,848
Total securities	79,784	79,919	66,789
Loans:
SBA - Held for sale	12,176	13,846	10,583
SBA - Held to Maturity	51,319	50,045	40,490
Commercial	182,113	173,191	148,562
Residential mortgage	47,198	52,321	70,447
Consumer	32,415	29,209	26,184
Total loans	325,221	318,612	296,266
Less: Allowance for loan losses	4,649	4,382	3,563
Net loans	320,572	314,230	292,703
Premises and equipment, net	8,475	8,569	8,960
Accrued interest receivable	2,397	2,455	2,248
Other assets	3,635	2,909	1,227
Total Assets	448,770	445,270	410,336
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	90,593	80,794	69,287
Interest-bearing deposits:
Interest bearing checking	183,068	181,599	149,656
Savings	36,452	36,484	33,217
Time, under $100,000	66,389	67,850	82,313
Time, $100,000 and over	20,596	27,298	32,839
Total deposits	397,098	394,025	367,312
Other debt	12,717	12,745	12,809
Trust Preferred Securities	9,000	9,000	—
Accrued interest payable	200	236	440
Accrued expenses and other liabilities	517	1,440	1,664
Total liabilities	419,532	417,446	382,225
Commitments and Contingencies	—	—	—
Shareholders’ equity:
Preferred stock, class A, 10%, cumulative and convertible 104 thousand shares authorized, 6 thousand issued and outstanding at Mar. 31, 2002	—	—	285
Common stock, no par value, 12,500 shares authorized	31,827	31,827	34,584
Retained deficit	(2,639)	(3,854)	(6,969)
Accumulated other comprehensive gain (loss), net of tax	50	(149)	211
Total shareholders’ equity	29,238	27,824	28,111
Total Liabilities and Shareholders’ Equity	448,770	445,270	410,336
COMMON SHARES AT PERIOD END:
Issued	5,393	5,393	5,646
Outstanding	5,393	5,393	5,646
Treasury	—	—	—

Unity Bancorp

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	6/30/2003	3/31/2003	6/30/2002
INTEREST INCOME
Fed funds sold and interest on deposits	41	16	31
Securities:
Available for sale	559	545	729
Held to maturity	282	307	388
Total securities	841	852	1,117
Loans:
SBA	1,019	1,042	885
Commercial	3,263	3,019	2,636
Residential mortgage	763	877	1,069
Consumer	363	384	389
Total loan interest income	5,408	5,322	4,979
Total interest income	6,290	6,190	6,127
INTEREST EXPENSE
Interest bearing demand deposits	683	788	675
Savings deposits	102	106	188
Time deposits	667	744	1,125
Other debt	307	301	196
Total interest expense	1,759	1,939	2,184
Net interest income	4,531	4,251	3,943
Provision for loan losses	400	450	975
Net interest income after provision for loan losses	4,131	3,801	2,968
NONINTEREST INCOME
Service charges on deposit accounts	523	570	366
Service and loan fee income	484	421	367
Gain on loan sales	687	819	1,101
Net securities gains	45	83	228
Other income	249	214	300
Total noninterest income	1,988	2,107	2,362
NONINTEREST EXPENSES
Compensation and benefits	1,952	1,910	1,930
Occupancy, net	460	478	398
Processing and communications	548	574	561
Furniture and equipment	278	241	264
Professional services	195	252	158
Deposit insurance	15	16	39
Loan servicing costs	166	120	135
Other	587	464	415
Total noninterest expenses	4,201	4,055	3,900
Income before taxes	1,918	1,853	1,430
Federal and state income tax provision	703	701	514
Net Income	1,215	1,152	916
Preferred stock dividends	—	—	7
Net income to common stockholders	1,215	1,152	909
Net Income Per Common Share-Basic	0.23	0.21	0.17
Net Income Per Common Share-Diluted	0.22	0.20	0.16
AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,393	5,393	5,477
Diluted	5,610	5,671	5,834

Unity Bancorp

Consolidated Statements of Income

(Dollars in thousands, except per share data)

YEAR TO DATE	6/30/2003	6/30/2002
INTEREST INCOME
Fed funds sold and interest on deposits	57	61
Securities:
Available for sale	1,104	1,520
Held to maturity	589	721
Total securities	1,693	2,241
Loans:
SBA	2,061	1,784
Commercial	6,282	4,899
Residential mortgage	1,640	2,112
Consumer	747	778
Total loan interest income	10,730	9,573
Total interest income	12,480	11,875
INTEREST EXPENSE
Interest bearing demand deposits	1,471	1,247
Savings deposits	208	355
Time deposits	1,411	2,307
Other debt	608	393
Total interest expense	3,698	4,302
Net interest income	8,782	7,573
Provision for loan losses	850	1,575
Net interest income after provision for loan losses	7,932	5,998
NONINTEREST INCOME
Service charges on deposit accounts	1,093	709
Service and loan fee income	905	719
Gain (loss) on loan sales	1,506	1,885
Net securities gains	128	228
Other income	463	712
Total noninterest income	4,095	4,253
NONINTEREST EXPENSES
Compensation and benefits	3,862	3,738
Occupancy, net	938	806
Processing and communications	1,122	1,072
Furniture and equipment	519	549
Professional services	447	311
Deposit insurance	31	77
Loan servicing costs	286	202
Other	1,051	797
Total noninterest expenses	8,256	7,552
Income before taxes	3,771	2,699
Federal and state income taxes	1,404	961
Net Income	2,367	1,738
Preferred stock dividends	0	15
Net income to common stockholders	2,367	1,723
Net Income Per Common Share-Basic	0.44	0.32
Net Income Per Common Share-Diluted	0.42	0.30
Average common shares outstanding:
Basic	5,393	5,433
Diluted	5,640	5,830

Unity Bancorp

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended 6/30/2003			Three Months Ended 3/31/2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	11,058	41	1.49	6,300	16	1.03
Securities:
Available for sale	56,557	567	4.01	53,709	545	4.06
Held to maturity	22,865	282	4.93	25,813	307	4.76
Total securities	79,422	849	4.28	79,522	852	4.29
Loans, net of unearned discount:
SBA	65,950	1,019	6.18	68,645	1,042	6.07
Commercial	176,984	3,263	7.39	167,536	3,019	7.31
Residential mortgage	50,050	763	6.10	55,522	877	6.32
Consumer	30,198	363	4.82	28,533	384	5.46
Total loans	323,182	5,408	6.70	320,236	5,322	6.71
Total interest-earning assets	413,662	6,298	6.10	406,058	6,190	6.15
Noninterest-earning assets:
Cash and due from banks	14,964			15,026
Allowance for loan losses	(4,591)			(4,338)
Other assets	14,216			13,050
Total noninterest-earning assets	24,589			23,738
Total Assets	438,251			429,796
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	184,592	683	1.48	178,649	788	1.79
Savings deposits	36,001	102	1.14	34,726	106	1.24
Time deposits	89,898	667	2.98	93,580	744	3.22
Total interest-bearing deposits	310,491	1,452	1.88	306,955	1,638	2.16
Other debt	21,902	307	5.62	21,908	301	5.57
Total interest-bearing liabilities	332,393	1,759	2.12	328,863	1,939	2.39
Noninterest-bearing liabilities:
Demand deposits	76,168			72,892
Other liabilities	1,265			925
Total noninterest-bearing liabilities	77,433			73,817
Shareholders’ equity	28,425			27,116
Total Liabilities and Shareholders’ Equity	438,251			429,796
Net interest spread		4,539	3.98		4,251	3.76
Tax-equivalent basis adjustment		(8)			—
Net interest income		4,531			4,251
Net interest margin			4.39			4.19

	Three Months Ended 6/30/2003			Three Months Ended 6/30/2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	11,058	41	1.49	7,850	31	1.58
Securities:
Available for sale	56,557	567	4.01	52,097	729	5.60
Held to maturity	22,865	282	4.93	24,608	388	6.31
Total securities	79,422	849	4.28	76,705	1,117	5.82
Loans, net of unearned discount:
SBA	65,950	1,019	6.18	54,946	885	6.44
Commercial	176,984	3,263	7.39	144,404	2,636	7.32
Residential mortgage	50,050	763	6.10	71,066	1,069	6.02
Consumer	30,198	363	4.82	26,250	389	5.94
Total loans	323,182	5,408	6.70	296,666	4,979	6.72
Total interest-earning assets	413,662	6,298	6.10	381,221	6,127	6.43
Noninterest-earning assets:
Cash and due from banks	14,964			12,154
Allowance for loan losses	(4,591)			(3,514)
Other assets	14,216			12,165
Total noninterest-earning assets	24,589			20,805
Total Assets	438,251			402,026
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	184,592	683	1.48	141,044	675	1.92
Savings deposits	36,001	102	1.14	32,488	188	2.32
Time deposits	89,898	667	2.98	122,037	1,125	3.70
Total interest-bearing deposits	310,491	1,452	1.88	295,569	1,988	2.70
Other debt	21,902	307	5.62	13,442	196	5.85
Total interest-bearing liabilities	332,393	1,759	2.12	309,011	2,184	2.83
Noninterest-bearing liabilities:
Demand deposits	76,168			64,559
Other liabilities	1,265			1,940
Total noninterest-bearing liabilities	77,433			66,499
Shareholders’ equity	28,425			26,516
Total Liabilities and Shareholders’ Equity	438,251			402,026
Net interest spread		4,539	3.98		3,943	3.60
Tax-equivalent basis adjustment		(8)			—
Net interest income		4,531			3,943

Net interest margin			4.39			4.14

	Year to Date 6/30/2003			Year to Date 6/30/2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold Interest-bearing deposits with banks	8,692	57	1.32	7,763	61	1.58
Securities:
Available for sale	55,141	1,112	4.03	54,775	1,520	5.55
Held to maturity	24,331	589	4.84	22,701	721	6.35
Total securities	79,472	1,701	4.28	77,476	2,241	5.79
Loans, net of unearned discount:
SBA	67,290	2,061	6.13	54,374	1,784	6.56
Commercial	172,286	6,282	7.35	134,036	4,899	7.37
Residential mortgage	52,771	1,640	6.22	71,209	2,112	5.93
Consumer	29,370	747	5.13	26,386	778	5.95
Total loans	321,717	10,730	6.71	286,005	9,573	6.73
Total interest-earning assets	409,881	12,488	6.12	371,244	11,875	6.43
Noninterest-earning assets:
Cash and due from banks	14,995			13,378
Allowance for loan losses	(4,465)			(3,431)
Other assets	13,636			12,092
Total noninterest-earning assets	24,166			22,039
Total Assets	434,047			393,283
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	181,637	1,471	1.63	134,551	1,247	1.87
Savings deposits	35,367	208	1.19	32,274	355	2.22
Time deposits	91,729	1,411	3.10	122,558	2,307	3.80
Total interest-bearing deposits	308,733	3,090	2.02	289,383	3,909	2.72
Other debt	21,905	608	5.60	13,731	393	5.77
Total interest-bearing liabilities	330,638	3,698	2.26	303,114	4,302	2.86
Noninterest-bearing liabilities:
Demand deposits	74,539			62,525
Other liabilities	1,096			1,729
Total noninterest-bearing liabilities	75,635			64,254
Shareholders’ equity	27,774			25,915
Total Liabilities and Shareholders’ Equity	434,047			393,283
Net interest spread		8,790	3.86		7,573	3.57
Tax-equivalent basis adjustment		(8)			—
Net interest income		8,782			7,573

Net interest margin			4.29			4.08

Unity Bancorp

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	6/30/ 2003	3/31/ 2003	12/31/ 2002	9/30/ 2002	6/30/ 2002
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	4,382	4,094	3,786	3,563	3,180
Provision charged to expense	400	450	400	375	975
	4,782	4,544	4,186	3,938	4,155
Less: Charge offs
SBA	129	60	66	188	22
Commercial	30	144	—	2	574
Residential mortgage	—	—	15	—	13
Consumer	8	31	58	8	34
Total Charge Offs	167	235	139	198	643
Add: Recoveries
SBA	28	4	1	2	2
Commercial	—	50	43	35	35
Residential mortgage	—	—	—	—	—
Consumer	6	19	3	9	14
Total Recoveries	34	73	47	46	51
Net Charge Offs	133	162	92	152	592
Balance, ending	4,649	4,382	4,094	3,786	3,563
LOAN QUALITY INFORMATION:
Nonperforming loans	3,310	3,545	3,557	2,999	3,949
Other real estate owned, net	237	258	196	206	153
Nonperforming assets	3,547	3,803	3,753	3,205	4,102
Loans 90 days past due and still accruing	759	2,130	365	775	0
Allowance for loan losses to:
Total loans at period end	1.43	1.38	1.31	1.25	1.20
Nonperforming loans	140.45	123.61	115.10	126.24	90.23
Nonperforming assets	131.07	115.22	109.09	118.13	86.86
Net charge offs to average loans (QTD)	0.17	0.21	0.12	0.20	0.80
Net charge offs to average loans (YTD)	0.18	0.21	0.48	0.61	0.83
Nonperforming loans to total loans	1.02	1.11	1.14	0.99	1.33
Nonperforming assets to total loans and OREO	1.09	1.19	1.20	1.06	1.38

Unity Bancorp

Quarterly Financial Data

	06/30/03	03/31/03	12/31/02	09/30/02	06/30/02
SUMMARY OF INCOME (in thousands) :
Interest income	6,290	6,190	6,193	6,227	6,127
Interest expense	1,759	1,939	2,125	2,145	2,184
Net interest income	4,531	4,251	4,068	4,082	3,943
Provision for loan losses	400	450	400	375	975
Net interest income after provision	4,131	3,801	3,668	3,707	2,968
Noninterest income	1,988	2,107	2,116	1,622	2,362
Noninterest expense	4,201	4,055	4,162	3,830	3,900
Income before income taxes	1,918	1,853	1,622	1,499	1,430
Federal and state income tax provision	703	701	613	537	514
Net Income	1,215	1,152	1,009	962	916
Preferred dividends	—	—	—	8	7
Net Income	1,215	1,152	1,009	954	909
Net Income per Common Share:
Basic	0.23	0.21	0.19	0.17	0.17
Diluted	0.22	0.20	0.18	0.16	0.16
COMMON SHARE DATA:
Cash dividends declared
Book value at quarter end	5.42	5.16	5.03	4.93	4.93
Market value at quarter end	10.20	7.99	7.85	6.19	6.25
Average common shares outstanding: (000’s)
Basic	5,393	5,393	5,411	5,652	5,477
Diluted	5,610	5,671	5,662	5,946	5,834
Common shares outstanding at period end (000’s)	5,393	5,393	5,393	5,349	5,646
OPERATING RATIOS:
Return on average assets	1.11	1.09	0.94	0.92	0.91
Return on average common equity	17.14	17.23	15.12	13.53	13.90
Efficiency ratio	64.81	64.62	67.30	67.15	64.18
BALANCE SHEET DATA (in thousands):
Assets	448,770	445,270	432,874	423,990	410,336
Deposits	397,098	394,025	382,585	374,094	367,312
Loans	325,221	318,612	311,794	303,578	296,266
Shareholders’ equity	29,238	27,824	27,106	26,670	28,111
Allowance for loan losses	4,649	4,382	4,094	3,786	3,563
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.10	6.15	6.15	6.30	6.43
Interest-bearing liabilities	2.12	2.39	2.56	2.67	2.83
Net interest spread	3.98	3.76	3.59	3.63	3.60
Net interest margin	4.39	4.19	4.06	4.15	4.14
CREDIT QUALITY:
Nonperforming assets (in thousands)	3,547	3,803	3,753	3,205	4,102
Allowance for loan losses to period-end loans	1.43	1.38	1.31	1.25	1.20
Net charge offs to average loans	0.17	0.21	0.12	0.20	0.80
Nonperforming assets to loans and OREO	1.09	1.19	1.20	1.06	1.38
CAPITAL AND OTHER:
Total equity to assets	6.52	6.25	6.26	6.29	6.85
Tier I capital to average assets (leverage)	8.61	8.59	8.38	8.45	6.91
Tier I capital to risk-adjusted assets	10.88	11.03	11.05	11.47	9.53
Total capital to risk-adjusted assets	12.13	12.28	12.32	12.79	10.70
Number of banking offices	12	12	12	12	12
Number of ATMs	13	13	13	13	13
Number of employees	171	160	159	149	151